UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 29, 2024

60 DEGREES PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C .	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC

Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item. 1.01 Entry into a Material Definitive Agreement.

On January 29, 2023, 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement with WallachBeth Capital LLC, as representative of the underwriters listed on Schedule I thereto (the “Underwriting Agreement”), relating to the Company’s public offering (the “Offering”) of 5,260,901 units (the “Units”) at an offering price of $0.385 per Unit and 999,076 pre-funded units (the “Pre-Funded Units”) at an offering price of $0.375 per Pre-Funded Unit. Each Unit consists of one share of common stock and one warrant exercisable for one share of common stock (the “Warrant”). Each Warrant has an exercise price of $0.4235 per share, is exercisable immediately upon issuance and expires five years from the date of issuance. Each Pre-Funded Unit consists of one pre-funded warrant exercisable for one share of common stock (the “Pre-Funded Warrant”) and one warrant identical to the Warrants included in the Units. The purchase price of each Pre-Funded Unit is equal to the price per Unit sold to the public in the offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The underwriters were granted an option, exercisable within 45 days after the closing of the offering, to purchase up to 789,136 shares of the Company’s common stock at a price of $0.385 per share and/or 938,997 Warrants at a price of $0.01 per Warrant and/or 149,862 Pre-Funded Warrants at a price of $0.375 per Pre-Funded Warrant, or any combination of additional shares of common stock, Warrants and/or Pre-Funded Warrants, representing, in the aggregate, up to 15% of the number of Units sold in the offering, 15% of the Warrants underlying the Units and Pre-Funded Units sold in the offering and 15% of the Pre-Funded Warrants underlying the Pre-Funded Units sold in the offering, in all cases less the underwriting discount to cover over-allotments, if any. On January 31, 2024, WallachBeth Capital LLC partially exercised its over-allotment option with respect to 818,177 Warrants.

The Units and Pre-Funded Units were offered and sold pursuant to the Company’s Registration Statement on Form S-1(File No. 333-276641), originally filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2024 (the “Registration Statement”)
and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended
. The Registration Statement was declared effective by the Commission on January 29, 2024. The closing of the Offering for the securities took place on January 31, 2024.

The net proceeds to the Company from the Offering were approximately $1.9 million, after deducting underwriting discounts and commissions and the payment of other offering expenses associated with the Offering that were payable by the Company. The Company paid the Underwriter an underwriting discount equal to 8.0% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.5% of the gross proceeds of the Offering.

The Company also issued to WallachBeth Capital LLC warrants (the “Representative Warrants”) to purchase 375,599 shares of the Company’s common stock, which is equal to six percent (6%) of the common stock sold that were part of the Units and the pre-funded warrants sold that were part of the Pre-Funded Units in the Offering, at an exercise price of $0.4235 per share, which is equal to 110% of the offering price per Unit. The Representative Warrants may be exercised beginning on January 31, 2024 until January 31, 2029.

The Company intends to use the net proceeds from the Offering for increasing capitalization and financial flexibility, and relaunching its malaria prevention project in the U.S. later in 2024.

The Company’s officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for shares of common stock until July 29, 2024 without the prior written consent of WallachBeth Capital LLC.

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission. A form of the Underwriting Agreement was previously filed as an exhibit to the Registration Statement. The description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the final, executed Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forms of the Warrant and the Pre-Funded Warrant are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with Equity Stock Transfer, LLC, as warrant agent (the “Warrant Agent”), effective as of January 31, 2024. The Warrant Agent Agreement sets forth the procedures for registering, transferring and exercising the Warrants and the Pre-Funded Warrants, the procedure for amending the Warrant Agent Agreement and the terms of the Company’s indemnification of the Warrant Agent. A form of the Warrant Agent Agreement was previously filed as an exhibit to the Registration Statement. The description of the Warrant Agent Agreement is qualified in its entirety by reference to the full text of the final, executed Warrant Agent Agreement, a copy of which is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference.

A form of the Representative Warrant was previously filed as an exhibit to the Registration Statement. The description of the Representative Warrant is qualified in its entirety by reference to the full text of the final, executed Representative Warrant, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 29, 2024, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 31, 2024, the Company issued a press release announcing that it had closed its underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 29, 2024, by and between the Company and WallachBeth Capital LLC.
4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Warrant Agent Agreement dated as of January 31, 2024, by and between the Company and Equity Stock Transfer, LLC.
4.4	Representative Warrant dated as of January 31, 2024 issued by the Company to WallachBeth Capital LLC.
99.1	Press Release of 60 Degrees Pharmaceuticals, Inc. dated as of January 29, 2024.
99.2	Press Release of 60 Degrees Pharmaceuticals, Inc. dated as of January 31, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: February 1 , 2024	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President